PURCHASE PRICE AND PAYMENT ADDENDUM

Lennar Homes of Texas Land and Construction, Ltd.

Buyer Name: Arrived Fund Manager, LLC
Date of Agreement: 11/19/2025
Community: Arbors at Eastland Classic   Lot/Block: 03 / K
Address: 3526 Fox Valley Lane Crandall TX 75114
Plan/Elevation: Hendrix / N3   Garage Orientation Preference: Left [X] Right [ ]
Phase/Section: /1   Job #: 15655851K03
Started (Y/N): Y   Stage: 12
Estimated Start Date: 09/18/2025   Estimated Closing Date: 01/19/2026

Agreement Type: [X] Standard [ ] Home to Sell [ ] Miscellaneous contingencies [ ] Owns current residence
Select One: [ ] New Agreement [ ] Transfer [X] Revised Agreement -- Revision #: 01

BUYER INFORMATION

Buyer(s): Arrived Fund Manager, LLC
Buyer Existing Address: , US
Home Phone: Office Phone:
Email: acquisitions@arrived.com   Other Phone:
Employer: Years/Months: /
Co-Buyer:
Home Phone: Office Phone:
Email: Other Phone:
Non-Purchasing Spouse:
Home Phone: Office Phone:
Email: Other Phone:

PURCHASE PRICE AND PAYMENTS

PURCHASE PRICE:

Base Purchase Price	$ 331,999.00
Add: Homesite Premium	$ .00
Add: Options, Upgrades and Extras per Change Order Summary	$ .00
Less Incentives and Other Discretionary Reductions:	$ 43,675.00
Total Purchase Price	$ 288,324.00

PAYMENTS:

Initial Deposit		Check#/Credit Card: /		$ 5,000.00
Upgrade Deposit (i.e., Advanced Payment)		Check#		$ .00
Additional Deposit				
Due	Received	Check#		$ .00
Due	Received	Check#		$ .00
Due	Received	Check#		$ .00
Due	Received	Check#		$ .00
Advanced Payment				
Due	Received	Check#		$ .00

Amount to be financed or paid by (i) wire transfer of immediately available funds or (ii) cashier's check (subject to collection) at closing (approximate)

(Total Purchase Price less Total Payments and exclude FHA, MIP, VA, funding fee, PMI, closing costs, pre-paids, homeowner insurance, prorated expenses and HOA fees.)

Initial JTOBOAFMB Initial ________ $ 283,324.00
Buyer   Buyer

CLOSING COSTS:

WARRANTY INFORMATION

Lennar 1-2-10 Warranty (10-11-23)
*Or other comparable warranty

FINANCING AND BROKER INFORMATION

Select One: [X] Cash [ ] Conventional [ ] FHA [ ] VA [ ] USDA [ ] Other

Lender: Phone #:

Broker Participation? [X] Yes [ ] No

Agent/Company: Patrick Hart / Trowbridge Realty Corporation Dba Marketplace

Street Address: 1380 E Jefferson Ave

City, State Zip: Detroit, MI 48207 Agent's Cell Phone:

Phone: [redacted] Email: [redacted]

Broker Tax ID#: Broker Commission: 3%

Additional Broker Bonus/Incentive: Bonus ____ / Incentive $ .00

REVISED AGREEMENT

Old Total Agreement Price: $ 288,324.00

New Total Agreement Price: $ 288,324.00

Reason for rewrite: Corrected Price

Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Purchase and Sale Agreement between Buyer and Seller dated as of the Nineteenth day of November, 2025 (the "**Agreement**"), and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

Counterparts. This Addendum may be executed in counterparts, a complete set of which shall form a single Addendum. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Signed by:
Jeffrey Talbert, On behalf of Arrived Fund Manager, LLC
9C4E8A97A361401...

Buyer - Arrived Fund Manager, LLC Buyer -
Date 12/5/2025 Date

Buyer - Buyer -
Date Date

SELLER:
Lennar Homes of Texas Land and Construction, Ltd.
a

DocuSigned by:
By Tanner Stierwalt
4B99EA7CD604450...
Title: Authorized Representative
Tanner Stierwalt

Date Signed by Seller: 12/5/2025

docusign

Certificate Of Completion

Envelope Id: E8811252-4537-4739-B074-2A00FFBF1383		Status: Completed
Subject: Contract Documents for Jeffrey Talbert, On behalf of Arrived Fund Manager, LLC - DFW - 15655851K03 -		
Source Envelope:		
Document Pages: 2	Signatures: 2	Envelope Originator:
Certificate Pages: 6	Initials: 1	Lennar Corporation
AutoNav: Enabled		5505 Blue Lagoon Drive, Suite 502
EnvelopeId Stamping: Enabled		Miami, 33126
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		[redacted]
		IP Address: 158.101.19.24

Record Tracking

Status: Original 11/26/2025 12:12:55 PM	Holder: Lennar Corporation docusign@lennar.com	Location: DocuSign

Signer Events	Signature	Timestamp
Jeffrey Talbert, On behalf of Arrived Fund Manager, LLC jeff@arrived.com Security Level: Email, Account Authentication (Optional), Access Code **Electronic Record and Signature Disclosure:** Accepted: 12/5/2025 4:02:08 AM ID: 00399188-a2e4-41ea-99fb-2445814313c7	Signed by: Jeffrey Talbert, On behalf of Arrived Fund Manager, LLC 9C4E8A97A361401... Signature Adoption: Pre-selected Style Using IP Address: 174.225.67.30 Signed using mobile	Sent: 11/26/2025 12:12:57 PM Viewed: 12/5/2025 4:02:08 AM Signed: 12/5/2025 4:02:26 AM
Tanner Stierwalt [redacted] New Home Consultant Lennar Corporation Security Level: Email, Account Authentication (Optional), Login with SSO **Electronic Record and Signature Disclosure:** Accepted: 5/23/2024 2:15:16 PM ID: 333550d3-b61e-44aa-8603-e6db651a9b48	DocuSigned by: Tanner Stierwalt 4B99EA7CD604450... Signature Adoption: Pre-selected Style Using IP Address: 47.24.124.19	Sent: 12/5/2025 4:02:27 AM Viewed: 12/5/2025 10:31:20 AM Signed: 12/5/2025 10:31:24 AM

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
Contract Contacts [redacted] Security Level: Email, Account Authentication (Optional) **Electronic Record and Signature Disclosure:** Accepted: 6/4/2025 8:02:15 AM ID: e03fd06b-543f-415f-a3a2-ea6c444b96c5	COPIED	Sent: 12/5/2025 10:31:26 AM

Carbon Copy Events	Status	Timestamp
Contract Contacts [redacted] Security Level: Email, Account Authentication (Optional) **Electronic Record and Signature Disclosure:** Not Offered via Docusign	COPIED	Sent: 12/5/2025 10:31:26 AM
Contract Contacts [redacted] Service Account Lennar Title, Inc. Security Level: Email, Account Authentication (Optional) **Electronic Record and Signature Disclosure:** Not Offered via Docusign	COPIED	Sent: 12/5/2025 10:31:26 AM
Contract Contacts [redacted] Security Level: Email, Account Authentication (Optional) **Electronic Record and Signature Disclosure:** Not Offered via Docusign	COPIED	Sent: 12/5/2025 10:31:26 AM

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	11/26/2025 12:12:57 PM
Certified Delivered	Security Checked	12/5/2025 10:31:20 AM
Signing Complete	Security Checked	12/5/2025 10:31:24 AM
Completed	Security Checked	12/5/2025 10:31:26 AM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, Lennar Corporation, and all applicable affiliated and subsidiary companies, including but not limited to: CalAtlantic Group, LLC, Lennar Commercial Services, Inc., Lennar Commercial Services, LLC, Lennar Homes, LLC, the Lennar Family of Builders, Lennar Homes of California, LLC, Lennar Homes USA, Lennar Sales Corp., Quarterra Living, Inc., Quarterra Living, LLC, Quarterra Multifamily Communities, LLC, Rialto Capital Management , and WCI Communities, LLC, hereinafter individually and/or collectively referred to as "we", "us" or the "Company") may provide to you certain written documents, notices or disclosures authorizations, acknowledgements, and other documents that are necessary or required to be provided during the course of our relationship with you ("Documents"). Described below are the terms and conditions for providing to you the Documents through the DocuSign, Inc. ("DocuSign") electronic signing system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by clicking the "I agree" button at the bottom of this document.

Electronic Access: To access these electronic Documents, you must have (a) a personal computer or mobile device and an operating system capable of receiving, accessing, displaying, and either printing or storing information, (b) an Internet connection, (c) Internet Browser Software such as Google Chrome®, Safari®, or Firefox®, and (d) a valid email address. Your Internet Browser Software must support AES-256-bit encryption and Secure Sockets Layer (SSL) protocol. If you are able to see this Electronic Record and Signature Disclosure, your hardware and software should allow you to access these electronic Documents.

Getting paper copies: At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. As long as you are an authorized user of the DocuSign system you will have the ability to download and print any Documents we send to you through the DocuSign system for a limited period of time, usually 30 days after Documents are first sent to you electronically. After such time, if you wish for us to send you paper copies of Documents, you will not be charged a fee for paper copies. You may request delivery of such paper copies of any Documents, previously provided electronically by us to you, by sending us an e-mail at [redacted] and in the body of such request you must state your e-mail address, full name, US Postal address, and telephone number. We will bill you for any fees at that time, if any.

Declining electronic delivery: Upon receipt of your initial electronic communication from DocuSign you may decline further receipt of Documents through the DocuSign system by clicking on the "Decline" button at the bottom of the "Request For Signature Page" of your DocuSign account and provide your reason for declining. This will indicate to us that you have declined to receive required Documents electronically from us and you will no longer be able to use the DocuSign system to receive required Documents electronically from us or to electronically sign Documents from us.

Withdrawing your consent after the initial electronic communication: If you decide to receive Documents from us electronically, you may at any time change your mind and tell us that

thereafter that you want to receive required Documents only in paper format. To inform us that you no longer want to receive future Documents in electronic format you may either, (i) decline to sign a Document during your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or (ii) send us an e-mail to [redacted] and in the body of such request you must state your e-mail, full name, US Postal Address and telephone number. At our option, we may treat an invalid email address or the subsequent malfunction of a previously valid email address as a withdrawal of your consent to receive Documents electronically.

We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online Documents will be that transactions may take a longer time to process.

Consequences of changing your mind: If you elect to receive required Documents only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need to first send to you the required Documents in paper format, and then wait until we receive back from you, as the case may be, (i) your executed Documents or (ii) your acknowledgment of your receipt of such paper Documents.

All notices and disclosures will be sent to you electronically. Unless you tell us otherwise, in accordance with the procedures described herein, we will provide to you electronically through the DocuSign system, all required transaction Documents. To reduce the chance of you inadvertently not receiving any Document, we prefer to provide all of the required Documents to you by the same method and to the same address that you have given us. Thus, you can receive all the Documents electronically through the DocuSign system or in paper format through the paper mail delivery system. If you do not agree with receiving Documents electronically through the DocuSign system, please let us know as described above. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the Documents electronically from us.

In consenting to receiving delivery of Documents via DocuSign, you agree that your consent to your electronic signature and electronic delivery is being provided in accordance with applicable state and federal law, including without limitation the federal Electronic Signatures in Global and National Commerce Act; you agree that you will not forward the Documents to another party for signature nor allow any other party to sign the Documents sent via DocuSign on your behalf unless that party is properly named as a delegated signer in accordance with DocuSign policy.

How to contact the Company: You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive Documents electronically by sending us email messages at: [redacted]

To advise Lennar of your new e-mail address: To let us know of a change in your e-mail address for the purposes of us electronically sending to you Documents you must send an email message to us at [redacted] and in the body of such request you must state: your previous e-mail address, your new e-mail address.

We do not require any other information from you to change your email address.

In addition, you must notify DocuSign, Inc to arrange for your new email address to be reflected in your DocuSign account by following the process for changing e-mail addresses in the DocuSign system.

Required hardware and software for access and retention**

Browsers:	The latest stable release of Windows Edge; Mozilla® Firefox (Windows or Mac); Safari (Mac only); or Google Chrome®.
Mobile Signing:	The latest version of Apple iOS version or Android version.
PDF Reader:	Acrobat® Reader or similar software may be required to view and print Portable Document Format ("PDF") files. The minimum required PDF version that your PDF reader must be able to open is PDF 15.
Screen Resolution:	1024 x 768 recommended
Enabled Security Settings:	A user must allow per session cookies. A user accessing the Internet behind a proxy server must enable HTTP 1.1 settings through a proxy connection. Firewall settings must allow access to the appropriate DocuSign server, including without limitation https: / /docucdn_a.akamaihd.net.

Assistive technology is available through DocuSign, including screen readers, keyboard-only use, and enabling high-contrast mode.

To retain any electronic Documents, you may either print or download them. To print Documents on your computer, you will need a printer connected to your computer with adequate paper. To download Documents on your computer, you will need an available storage medium, like a hard drive on your computer or a removable thumb drive. To print Documents on your mobile device, you will need a printer linked with your device (e.g., via Wi-Fi, Bluetooth®, etc.) and/or an application (app) that allows for printing. To store Documents on your mobile device you will need (1) sufficient storage space on your mobile device and (2) an app or function that allows for the capture of electronic data (e.g., a screenshot). Please follow the instructions for your particular computer operating system and/or software to print and/or to download Documents. Each individual screen may need to be printed and/or downloaded separately. If you have trouble printing and/or downloading, please contact the manufacturer of your personal computer or mobile device, computer operating system, web browser, app, or other relevant software or another information source of your choosing.

**These minimum requirements are subject to change, from time to time. If these requirements change, we will provide you with an email message advising of such changes, at the email address we have on file for you at that time. Upon your receipt of such notice you will have the right to withdraw your consent, in accordance with the procedures set forth herein. Pre-release (e.g., beta) versions of operating systems and browsers are not supported.

Termination/Changes: We reserve the right, in our sole discretion, to discontinue the provision of our electronic delivery, or to terminate or change the terms and conditions under which we will provide electronic delivery. We will provide you with notice of any such termination or change as required by applicable law.

Acknowledging your access and consent to receive materials electronically: To confirm to us that you can access this information electronically, which will be similar to other electronic Documents that we will provide to you, please verify that you were able to (i) read this electronic disclosure, (ii) print on paper or electronically save this page for your future reference, and (iii) access or e-mail this disclosure and consent to an address where you will be able to print on paper or save it for your future reference. Further, if you consent to receiving Documents exclusively in electronic format on the terms and conditions described above, please let us know by checking the "I agree to use electronic records and signatures." box.

By checking the "I agree to use electronic records and signatures." box, I confirm that:

- I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORD AND SIGNATURE DISCLOSURE document; and

- I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and

- Until or unless I notify the Company as described above, I consent to receive from exclusively through electronic means all Documents that are required to be provided or made available to me by the Company during the course of my relationship with you.

- I agree that I will not forward Documents sent via DocuSign to another party for signature, nor will I allow another party to sign the Documents sent via DocuSign on my behalf unless that party is named as a delegated signer in accordance with DocuSign policy.

- I understand how to cancel the disclosure and consent, should I ever want to do so.